UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	February 14th, 2006

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

India’s National Public Broadcaster, and one of the world’s largest terrestrial television networks, Doordarshan, has chosen to use MediaSentinelTM to protect their content distribution in a three month trial program.  Doordarshan would be among the first of the world’s largest networks and the first public broadcaster to deploy piracy deterrence technology to protect profits by thwarting pirates.  MediaSentinel is an anti-piracy workstation developed by the Registrant.  Doordarshan is the television division for Prasar Bharati (Broadcasting Corporation of India).

A copy of the News Release dated February 14th, 2006 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated February 14th, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  February 14, 2006

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For Investor Relations Contact: Jon Caserta (877) 425-8347 usvo@blueskyir.com

MAJOR WORLD BROADCASTER CHOOSES USVO'S ANTI-PIRACY SOLUTION

(Old Lyme, CT – February 14, 2006) – India’s National Public Broadcaster, and one of the world’s largest terrestrial television networks, Doordarshan, has chosen to use MediaSentinelTM to protect their content distribution in a three month trial program.  Doordarshan would be among the first of the world’s largest networks and the first public broadcaster to deploy piracy deterrence technology to protect profits by thwarting pirates.  MediaSentinel is an anti-piracy workstation developed by USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF).  Doordarshan is the television division for Prasar Bharati (Broadcasting Corporation of India).

“This test and use of MediaSentinel by India’s national public broadcaster is to be saluted and commended as the first effort of its kind to deter rampant piracy in a huge marketplace like India, where hundreds of millions of dollars are lost by domestic and foreign producers. We hope others take cue from the public broadcaster. MediaSentinel needs to be deployed if the Indian media and film industry wants to give law enforcement the tool to trace and catch pirates,” said Munish Gupta, Chief Operating Officer of First Serve Entertainment Inc. “The Indian government’s initiative should definitely lead a wave of interest across China and the rest of Asia, where piracy is believed to cause billions of dollars of losses.”

India is the second most populous country in the world, with a population of over one point one billion. The Indian film industry’s output is the largest in the world in terms of number of films produced and in number of tickets sold. Bollywood is the informal name given to the popular Mumbai-based film industry in India.  Bollywood is a strong part of popular culture of not only India and the rest of the Indian subcontinent, but also of the Middle East, parts of Africa, parts of Southeast Asia, and amongst South Asians living worldwide. During the last 10 years, the Indian government has deregulated electronic media by allowing private and even limited foreign investments causing almost 100 television channels to be launched. Television channels are allowed to uplink from India and beamed via satellite into the country and carried via cable and Direct To Home (DTH) systems. Also, India’s film industry today enjoys growing investment by foreign financiers, foreign co-productions and significant revenues from overseas exploitation of films. Government of India’s Information and Broadcasting Ministry is planning to set up three high powered Expert Committees to prevent the growing menace of video piracy of feature films.

“We are very pleased that Doordarshan, one of the most important broadcasters in the world, has chosen to test and try MediaSentinel for their anti-piracy needs.  We will be working hard to ensure this is a successful trial and the first step towards a smooth integration of MediaSentinel into Doordarshan's operations as the frontline solution protecting their intellectual property,” said Edwin Molina, Chief Executive Officer of USVO.  “This deal validates our anti-piracy solution, our international sales efforts, and our partnership with First Serve Entertainment.”

The trial with Doordarshan was initiated by First Serve Entertainment, Inc., one of Vijay Amritraj’s group of companies, which exclusively represents USVO and markets and sells the MediaSentinel technology in Asia-Pacific and the Middle East and non-exclusively in other parts of the world.  USVO announced a marketing agreement with First Serve Entertainment last year.

About MediaSentinel™:

MediaSentinel is an anti-piracy device that embeds SmartMarks--invisible forensic information in every frame of video content--providing the proof courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material. Its use by producers and distributors of film and television content allows unprecedented, secure access to a wide range of distribution markets and methods which otherwise represent a significant piracy risk. MediaSentinel is available as a stand-alone product or on a pay-as-you-go basis through USVO’s certified Anti-Piracy Provider service network.

About Doordarshan:

Doordarshan, the national television service of India, is devoted to public service broadcasting. It is one of the largest terrestrial networks in the world. Its network of 1314 terrestrial transmitters covers more than 89.6% of India's population.  Doordarshan operates 27 Channels – 5 All India Channels, 11 Regional Language Satellite Channels, 8 Hindi Belt Kendras, 1 International Channel and 2 Parliament Channels (DD-Lok Sabha & DD-Rajya Sabha).  Except for the Hindi Belt Kendras (DD-14 to DD-17 and DD-19 to DD-22), all other DD Channels broadcast round-the-clock.  Prasar Bharati is a statutory autonomous body established under the Prasar Bharati Act. The Board came into existence from 23.11.1997. The Prasar Bharati is the Public Service broadcaster of the country. The objective of public service broadcasting is to be achieved though All India Radio and Doordarshan which earlier were working as independent media units under the Ministry of I&B.  For more information, visit www.ddindia.gov.in.

About First Serve Entertainment Inc.:

First Serve Entertainment, Inc. is a California based company with offices in Los Angeles and India, which produces and distributes motion pictures and television programming. First Serve also offers consulting and marketing services to media companies, markets media related products and as well engages in related businesses such as enabling media with technology to offer it to consumers via wired and wireless electronic devices. Besides its well-known Chairman, Vijay Amritraj, First Serve’s management includes its Chief Operating Officer, Munish (Max) Gupta, a well-known Asian-American journalist turned entertainment entrepreneur.

About USA Video Interactive Corp.:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 – 5535; Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Blue-Sky Solutions, LLC, Jon Caserta, (877) 425-8347, usvo@blueskyir.com

First Serve Entertainment, Inc. (FSE) Corporate Headquarters Office: 16501 Sherman Way, Suite 130, Van Nuys, California 914-6, USA. Telephone (818) 988 5299; Facsimile (818) 988 5812; Email: fseusa@pacbell.net. India Office: No. 10/5 A, 13th Avenue, Harrington Road, Chetpet, Chennai 600031, India. Telephone: (+91) 044-28365448/ 28362752; Facsimile: (+91) 044-28363751; Email: fsemaa@vsnl.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange  has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.